Exhibit 99.1

PDS Biotech Initiates VERSATILE-003 Phase 3 Clinical Trial Evaluating Versamune® HPV in HPV16-Positive Head and Neck Cancer

First-ever HPV16-positive head and neck cancer Phase 3 clinical trial

PRINCETON, N.J., March 7, 2025 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today announced the initiation of the VERSATILE-003 Phase 3 clinical trial. The trial is now open to patient enrollment.

“We are thrilled to share that the first trial site has been initiated and activation of additional clinical sites continues,” said Frank Bedu-Addo, PhD, President and Chief Executive Officer of PDS Biotech. “Considering the strength and durability of the clinical responses in our VERSATILE-002 study, we are pleased to get this registrational trial underway. We are confident in the potential of our innovative combination therapy to improve patient outcomes and enhance the standard of care.”

VERSATILE-003 is a global, multi-center, randomized, controlled and open-label Phase 3 pivotal trial designed to evaluate the safety and efficacy of Versamune® HPV in combination with pembrolizumab as a first-line treatment for recurrent/metastatic HPV16-positive head and neck squamous cell carcinoma (“HNSCC”). The trial is designed to enroll approximately 350 patients into either the investigational arm or into a control arm receiving pembrolizumab alone at a 2:1 ratio. The primary endpoint is overall survival, and secondary endpoints include objective response rate, progression free survival, disease control rate and duration of response.
Katharine Price, M.D., Associate Professor of Oncology, Head and Neck Disease Group, Mayo Clinic Comprehensive Cancer Center will serve as the trial’s Principal Investigator.

“Advancing into Phase 3 is a significant milestone in our mission to improve treatment options for patients with HPV16-positive recurrent/metastatic HNSCC,” noted Kirk Shepard, M.D., Chief Medical Officer of PDS Biotech. “We are optimistic about the potential of Versamune® HPV in combination with pembrolizumab to enhance immune response and deliver meaningful clinical benefits.”

Versamune® HPV is an HPV-specific T cell stimulating immunotherapy delivered subcutaneously that has shown the potential to stimulate high levels of HPV16-specific CD8+ and CD4+ T cells within patients by activating multiple immune pathways. Based on data from the VERSATILE-002 Phase 2, open-label, multicenter trial, the U.S. Food and Drug Administration granted Versamune® HPV Fast Track designation, making it eligible for Priority Review at the time of Biologics License Application (BLA) submission. For more information on VERSATILE-003, visit ClinicalTrials.gov (Identifier: NCT06790966).

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers. The Company has initiated a pivotal clinical trial to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy Versamune® HPV is being developed in combination with a standard-of-care immune checkpoint inhibitor, and also in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for Versamune® HPV, PDS01ADC and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning Versamune® HPV, PDS01ADC and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark of PDS Biotechnology Corporation.

Investor Contact:
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LifeSci Advisors
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Email: mmoyer@lifesciadvisors.com

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